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                                    EXHIBIT A

                                    AGREEMENT

                          JOINT FILING OF SCHEDULE 13D


         The undersigned hereby agree to jointly prepare and file with the regulatory authorities a Schedule 13D and any future amendments thereto reporting each or the undersign's ownership of securities of Moore Medical Corporation, and hereby affirm that such Schedule 13D is being filled on behalf of each of them.


                                               FHS Enterprises LLC

Date:    March 12, 2001                        By:  /s/ Bruce J. Haber
                                                    ----------------------------
         New York, NY                                   Bruce J. Haber
                                                        President


Date:    March 12, 2001                             /s/ Bruce J. Haber
                                                    ----------------------------
         New York, NY                                   Bruce J. Haber


Date:    March 12, 2001                             /s/ Royce Kanofsky
                                                    ----------------------------
         New York, NY                                   Royce Kanofsky


Date:    March 12, 2001                             /s/ Louis Buther
                                                    ----------------------------
         New York, NY                                   Louis Buther